UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
(Amendment No. 1)
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2023
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)

41-1301878
(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)

32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On December 6, 2023, Axogen, Inc. (the “Company”) reported on a Current Report on Form 8-K (the “Original Report”) that Peter Mariani stepped down as Chief Financial Officer of the Company. This amendment to the Original Report is being filed to provide information regarding the Separation, Waiver and Release of Claims Agreement (the “Separation Agreement”) entered into between Mr. Mariani and the Company that was subsequently finalized. The information previously reported in the Original Report is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Pursuant to the Separation Agreement, effective January 5, 2024, and consistent with the terms of the Amended and Restated Employment Agreement, dated November 1, 2020, by and between Axogen Corporation, a Delaware corporation and wholly owned subsidiary of the Company and Mr. Mariani (the “Employment Agreement”), Mr. Mariani’s severance benefits in connection with his departure include a severance amount equal to 12 months of his current base compensation and COBRA benefits for 12 months after he ceased to be an employee of the Company on December 22, 2023 (the “Separation Date”). Pursuant to the Separation Agreement, Mr. Mariani will also receive a lump sum payment of $60,437.83, which represents the amount of bonuses or commissions paid to Mr. Mariani during the year prior to his termination. All equity awards previously granted to Mr. Mariani that were unvested as of the Separation Date were forfeited for no consideration.
Following the Separation Date, pursuant to the Separation Agreement, Mr. Mariani will provide consulting services to the Company for 12 months (the “Consulting Period”), to assist with the transition of his role and other matters, and will be paid $25,000 per month for such consulting services. The Company may terminate the Consulting Period for cause.
The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.	See the Exhibit index below, which is incorporated herein by reference.

Exhibit No.	Description of Exhibit
10.1	Separation, Waiver and Release of Claims Agreement, dated January 5, 2024, between the Company and Peter Mariani
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Dated: January 5, 2024	By:	/s/ Marc Began
Marc Began
Executive Vice President, General Counsel, and Chief Compliance Officer